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                                  EXHIBIT 20.2


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                                                            APPENDIX A TO
                                             PRIVATE PLACEMENT MEMORANDUM

                           FEDERAL EXPRESS CORPORATION

Federal Express Corporation (hereinafter the "Corporation") was incorporated in Delaware on June 24, 1971 and began operations in 1972. The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Exchange Act of 1934, as amended, are incorporated herein by reference and made a part hereof.

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed August 4, 1995.

     2. The Corporation's Current Reports on Form 8-K dated August 14, 1995, August 16, 1995 and September 14, 1995 filed August 15, 1995, August 18, 1995 and September 19, 1995, respectively.

All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Private Placement Memorandum and before the termination of the offering of the Notes by this Private Placement Memorandum shall be deemed to be incorporated by reference in this Private Placement Memorandum and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Private Placement Memorandum to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Private Placement Memorandum.

The Corporation will furnish without charge to each person to whom this Private Placement Memorandum is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Private Placement Memorandum without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Shirlee M. Clark, Manager - Media Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1850 or by telephone at (901) 395-3490.

                              AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

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                          SELECTED OPERATING STATISTICS
                                   (Unaudited)

Set forth below are selected operating statistics of the express package and airfreight services of the Corporation for the periods indicated. Beginning in fiscal year 1994, U.S. domestic express airfreight is reported as package volume in express package operating data rather than as pounds in airfreight operating data. Data for 1991 through 1993 has been restated to conform to this presentation. Beginning in fiscal year 1995, Average Revenue Per Pound and Average Revenue Per Package include service fee revenues previously classified as other revenues. Data for 1991 through 1994 has been restated to conform to this presentation.

                                                                                                          THREE MONTHS
                                                    YEAR ENDED MAY 31                                   ENDED AUGUST 31
                       -----------------------------------------------------------------------        -------------------
                           1991           1992          1993            1994          1995            1994           1995
                           ----           ----          ----            ----          ----            ----           ----
EXPRESS PACKAGE:

Average daily
package volume           1,310,890      1,472,642      1,710,561      1,925,105      2,247,594      2,039,029      2,284,800

Average pounds
per package                    5.6            5.7            5.8            6.0            6.3            6.3            6.5
Average revenue
per pound                  $  3.08        $  2.90        $  2.62        $  2.51        $  2.31        $  2.39        $  2.30

Average revenue
per package                 $17.33         $16.38         $15.30         $15.12         $14.62         $15.03         $14.85

AIRFREIGHT:

Average daily
pounds                   2,650,204      2,258,303      2,050,033      1,844,270      2,153,041      2,083,464      2,034,622

Average revenue
per pound                   $ 1.20         $ 1.22         $ 1.09         $ 1.06        $  1.06         $ 1.05        $  1.09


                                           RATIO OF EARNINGS TO FIXED CHARGES
                                                       (UNAUDITED)

                                                                                                           THREE MONTHS
                                                    YEAR ENDED MAY 31                                     ENDED AUGUST 31
                         ----------------------------------------------------------------------         --------------------
                              1991           1992           1993           1994           1995           1994           1995
                              ----           ----           ----           ----           ----           ----           ----
Ratio of Earnings to
Fixed Charges (a)             1.0x            (b)           1.4x           1.7x           2.0x           1.9x           1.9x

-----------------------
(a)   Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges
      (other than capitalized interest).  Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.

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                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of the Corporation's operating results and financial position for the periods indicated (in millions):

OPERATING RESULTS


                                                                        THREE MONTHS
                                    YEAR ENDED MAY 31                  ENDED AUGUST 31
                  ------------------------------------------------    ----------------
                                                                         (UNAUDITED)
                     1991      1992      1993      1994      1995      1994      1995
                     ----      ----      ----      ----      ----      ----      ----

Revenues            $7,688    $7,550    $7,808    $8,479    $9,392    $2,231    $2,453

Operating Income       252        23       377       531       591       143       149

Income (Loss)
Before Income
Taxes                   41     (147)       204       378       522       107       130

Income (Loss)
Before Cumulative
Effect of Change
in Accounting
Principle                6     (114)       110       204       298        61        75

Net Income (Loss)        6     (114)        54       204       298        61        75



FINANCIAL POSITION


                                        MAY 31                         AUGUST 31, 1995
                 -------------------------------------------------    -----------------
                                                                          (UNAUDITED)

                     1991      1992      1993      1994      1995
                     ----      ----      ----      ----      ----

Current Assets      $1,283    $1,206    $1,440    $1,762    $1,869        $1,730

Property and
Equipment, Net       3,624     3,411     3,476     3,449     3,715         3,849

Total Assets         5,672     5,463     5,793     5,992     6,433         6,494

Current Liabilities  1,424     1,385     1,449     1,536     1,779         1,737

Long-Term Debt       1,827     1,798     1,882     1,632     1,325         1,319

Common
Stockholders'
Investment           1,669     1,580     1,671     1,925     2,246         2,325
